Exhibit 11


                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                          COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                 (In thousands, except per share amounts)

                                                           Quarter Ended                  Nine Months Ended
                                                            September 30,                  September 30,
                                                         1995            1994            1995            1994
A.  Primary earnings (loss) per common share
Income (loss) used to calculate primary earnings
 (loss) per common share:
  Income (loss) before extraordinary item          $    (10,991)  $    (80,652)   $    60,767   $   (14,173)
  Dividends on Series A Preferred Stock                  (2,066)        (2,066)        (6,199)       (5,166)
                                                       --------       --------       --------      --------
  Income (loss) attributable to common shares
    before extraordinary item                           (13,057)       (82,718)        54,568       (19,339)
  Extraordinary loss from debt refinancing                   --             --         (4,713)      (22,840)
                                                       --------       --------       --------      --------
  Net income (loss) attributable to common

    shares                                         $    (13,057)  $    (82,718)   $    49,855   $   (42,179)
                                                       ========       ========       ========      ========

Shares used to calculate primary earnings (loss)
 per common share:
  Weighted average common and equivalent
    Series C preference shares outstanding               53,732         52,054         53,429        51,939
  Less restricted common shares                            (364)            --           (391)           --
  Dilutive effect of assumed exercise of
    stock options and warrants                               --             --            547            --
                                                       --------       --------       --------      --------

                                                         53,368         52,054         53,585        51,939
                                                       ========       ========       ========      ========

Primary earnings (loss) per common share:
  Income (loss) before extraordinary item          $       (.24)  $      (1.59)   $      1.02   $      (.37)
  Extraordinary item                                         --             --           (.09)         (.44)
                                                       --------       --------       --------      --------

  Net income (loss)                                $       (.24)  $      (1.59)   $       .93   $      (.81)
                                                       ========       ========       ========      ========
/TABLE

                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                         COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                 (In thousands, except per share amounts)

                                                            Quarter Ended                    Nine Months Ended
                                                             September 30,                      September 30,
                                                         1995            1994            1995            1994

B.  Fully diluted earnings (loss) per common share

Income (loss) used to calculate fully diluted earnings
 (loss) per common share:
  Income (loss) before extraordinary item          $    (10,991)  $    (80,652)   $    60,767   $   (14,173)
  Dividends on Series A Preferred Stock                  (2,066)        (2,066)            --        (5,166)
                                                       --------       --------       --------      --------
  Income (loss) attributable to common shares
    before extraordinary item                           (13,057)       (82,718)        60,767       (19,339)
  Extraordinary loss from debt refinancing                   --             --         (4,713)      (22,840)
                                                       --------       --------       --------      --------
  Net income (loss) attributable to
    common shares                                  $    (13,057)  $    (82,718)   $    56,054   $   (42,179)
                                                        =======       ========        =======      ========

Shares used to calculate fully diluted earnings
 (loss) per common share:
  Weighted average common and equivalent
    Series C preference shares outstanding               53,732         52,054         53,429        51,939
  Less restricted common shares                            (364)            --           (358)           --
  Dilutive effect of assumed exercise of stock
    options and warrants                                     --             --            626            --
  Dilutive effect of assumed conversion of
    Series A Preferred Stock                                 --             --          7,566            --
                                                         53,368         52,054         61,263        51,939

Fully diluted earnings (loss) per common share:
  Income (loss) before extraordinary item          $       (.24)  $      (1.59)   $       .99   $      (.37)
  Extraordinary item                                         --             --           (.08)         (.44)

  Net income (loss)                                $       (.24)  $      (1.59)   $       .91   $      (.81)
/TABLE
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